SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  December 8, 2003


                               CANEUM, INC.
            (Exact Name of Registrant as Specified in Charter)


NEVADA                             0-30874             33-0916900
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)


170 Newport Center Drive, Suite 220, Newport Beach, CA      92660
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Item 4.  Change in Registrant's Certifying Accountant

     On December 8, 2003, we engaged Haskell & White LLP, Certified Public Accountants, as our independent auditors for the year ending December 31, 2003. The decision to retain Haskell & White LLP, and to dismiss Bierwolf, Nilson & Associates, the former independent auditor, was made by the Audit Committee of the Board of Directors on this date. The decision to dismiss Bierwolf, Nilson & Associates did not involve a dispute with us over accounting policies or practices. The report of Bierwolf, Nilson & Associates on our financial statements for the years ended December 31, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principals. In connection with the audit of our financial statements for these years ended December 31, 2002 and 2001, there were no disagreements with Bierwolf, Nilson & Associates for the annual periods and for the period up to the date of dismissal on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Bierwolf, Nilson & Associates, would have caused the firm to make reference to the matter in its reports.

     Neither we, nor anyone on our behalf, has consulted Haskell & White LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided by Haskell & White LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue.

Item 7.  Exhibits

     The exhibit set forth in the following index of exhibits is filed as a part of this current report.

     Exhibit
     No.       Description of Exhibit                                Location

     16.1      Letter dated December 10, 2003, from Bierwolf, Nilson
               & Associates on change in certifying accountant       Attached


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Caneum, Inc.

Date:  December 9, 2003            By /s/ Sukhbir Singh Mudan
                                   Sukhbir Singh Mudan, President and
                                   Treasurer (Principal Executive Officer
                                   and Principal Financial and Accounting
                                   Officer)



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